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                                                                   Exhibit 3.11

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       Phone: (503)986-2200
       Fax: (503) 378-4381                   Restated Articles of Incorporation-Business/Professional/Nonprofit
       --------------------------------------------------------------------------------------------------------
       Secretary of State                    Check the appropriate box below:               For office use only
       Corporation Division
       225 Capitol St. NE, Suite 151         x    BUSINESS/PROFESSIONAL CORPORATION
       Salem, OR 97310-1327                       (Complete only 1, 2, 3, 4, 6, 7)
                                                  NONPROFIT CORPORATION
                                                  (Complete only 1, 2, 3, 5, 6, 7)
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Registry Number: 1175984
Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink


1) NAME OF CORPORATION PRIOR To AMENDMENT BINDERY SYSTEMS, INC.

2) NEW NAME OF THE CORPORATION (if changed)

3) A COPY OF THE RESTATED ARTICLES MUST BE ATTACHED

      --------------
 ----------
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       BUSINESS/PROFESSIONAL CORPORATION ONLY                              NONPROFIT CORPORATION ONLY

4) CHECK THE APPROPRIATE STATEMENT                                5) CHECK THE APPROPRIATE STATEMENT

   The restated articles contain amendments which do not          The restated articles contain amendments which do not
   require shareholder approval. these amendments were duty       require membership approval. The date of the adoption of
   adopted by the board of directors.                             the amendments and restated articles was       19-. These
                                                                  amendments were duly adopted by the board of directors.

   The restated articles contain amendments which require         The restated articles contain amendments
   shareholder approval. The vote of the shareholders was as      which require membership approval. The date of the
   follows:                                                       adoption of the amendments and restated
                                                                  was as follows:
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

Class or   Number of    Number of       Number of   Number of     Class(es) Number of         Number of       Number of   Number of
series of  shares       votes entitled  votes cast  votes cast    entitled  members entitled  votes entitled  Votes cast  votes cast
shares     outstanding  to be cast        FOR        AGAINST      to vote   to vote           to be cast         FOR       AGAINST

Common
              100          100             100          0
Stock

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     The corporation has not issued any shares of stock. Shareholder action was not required to adopt the restated articles. The restated articles were adopted by the incorporators or by the board of directors.

               0000000000000000

6)  EXECUTION

    Printed Name                         Sign                     Title

    Mark D. Director            /s/  Mark D. Director             Vice President

7)  CONTACT NAME                                     DAYTIME PHONE NUMBER
     Colleen Johnson                                  (202) 339-6708

                                                          FEES
                                                 Make check for $10 payable to

                                                 "Corporation Division."
                                                 NOTE: Filing fees maybe paid
                                                 with VISA or MasterCard. The
                                                 card number and inpiration date
                                                 Should be submitted on a
                                                 Seperate sheet for your
                                                 protection.

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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                              BINDERY SYSTEMS, INC.

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

 ARTICLE 1:       Name of the Corporation: Bindery Systems, Inc.

                  Note: The name must contain the word "Corporation", "Company", "Incorporated", or "Limited", or an abbreviation of one of such words.

 ARTICLE 2:       Number of shares the corporation will have authority to issue:
                  1,000 shares of Common Stock with no par value

 ARTICLE 3:       Name of the registered agent: -C T Corporation System

                   Address of registered office (must be a street address in Oregon which is identical to the registered agent's business office):

                   520 S.W. Yamhill, Suite 800   Portland    Oregon     97204
                   Street and number                city               Zip Code

                   Mailing address of registered agent (if different from the registered office):

                   Street and number        city             Zip Code

 ARTICLE 4:        Address where the Division may mail notices:

                   1025 Thomas Jefferson St., NW, Ste. 600 East Washington, DC
                  20007

ARTICLE 5:        The existence of the Corporation is: perpetual

ARTICLE 6: The purpose of the Corporation is: To engage in all acts and activities as May be approved by the Board of Directors and permitted by the Oregon Business Corporation Act and the laws of the state of Oregon.